EXHIBIT 21
Subsidiary List

1.	1371 Preferred Inc.
2.	A I M Capital Management Company Limited (in liquidation 8.3.07)
3.	A I M Global Holdings, Inc.
4.	A I M Global Management Company Limited
5.	A I M Global Ventures Co.
6.	A I M Insurance Agency, Inc. (DE)
7.	A I M Management Group Inc.
8.	AIM Canada Holdings Inc.
9.	AIM Funds Management Inc
10.	AIM GP Canada Inc
11.	AIM Investment Services, Inc.
12.	AIM Mutual Fund Dealer Inc.
13.	AIM Private Asset Management, Inc.
14.	AIM Retirement Services, Inc.
15.	AMVESCAP Limited
16.	AT Investor Services, Inc.
17.	AT Planning Services, Inc.
18.	Atlantic Trust Company, N.A.
19.	Atlantic Trust Group, Inc.
20.	Atlantic Wealth Holdings Limited
21.	Atlantic Wealth Management International Limited
22.	Atlantic Wealth Management Limited
23.	C M Group Holdings Limited (in liquidation)
24.	C M Investment Nominees Limited
25.	Chancellor Citiventure 96 Partner (Cayman) Ltd
26.	City Merchants (Holdings) Limited (in liquidation)
27.	City Merchants Limited (in liquidation)
28.	Coff Associates (Cayman) Limited
29.	County Investment Management Pty Ltd.
30.	CPCO Associates (Cayman) Limited
31.	Elliot Associates Limited
32.	Finemost Ltd
33.	Fund Management Company
34.	HVB Immobilien Verwaltungs GmbH
35.	HVH Immobilien- und Beteiligungs GmbH
36.	HVH USA, Inc.
37.	INVESCO (B.V.I.) NOMINEES LIMITED
38.	INVESCO (Cayman Islands) Ltd.
39.	INVESCO Administration Services Limited
40.	Invesco Aim Advisors, Inc.
41.	Invesco Aim Capital Management, Inc.
42.	Invesco Aim Distributors, Inc.
43.	INVESCO Asset Management (Bermuda) Ltd

44.	Invesco Asset Management (Japan) Ltd.
45.	INVESCO Asset Management (Switzerland) Ltd
46.	Invesco Asset Management Asia Limited
47.	Invesco Asset Management Australia (Holdings) Ltd
48.	INVESCO Asset Management Deutschland GmbH
49.	INVESCO Asset Management Ireland Holdings Limited
50.	INVESCO Asset Management Ireland Limited
51.	INVESCO Asset Management Limited
52.	INVESCO Asset Management Oesterreich GmbH
53.	Invesco Asset Management Pacific Limited
54.	INVESCO Asset Management SA
55.	Invesco Asset Management Singapore Ltd
56.	Invesco Australia Limited
57.	INVESCO CE SA
58.	INVESCO CE Services SA
59.	INVESCO Continental Europe Holdings SA
60.	INVESCO Continental Europe Service Centre SA
61.	INVESCO Distributors, Inc.
62.	INVESCO Fund Managers Limited
63.	INVESCO Funds Group, Inc.
64.	INVESCO Global Asset Management (Bermuda) Limited
65.	Invesco Global Asset Management (N.A.), Inc.
66.	INVESCO Global Distributors Limited
67.	INVESCO Global Investment Funds Limited
68.	INVESCO Group Limited
69.	INVESCO Group Services, Inc.
70.	INVESCO GT Asset Management PLC
71.	Invesco Holding Company Limited
72.	INVESCO Holding Germany Ltd & Co OHG
73.	INVESCO Holland B.V.
74.	Invesco Hong Kong Limited
75.	INVESCO Inc.
76.	Invesco Institutional (N.A.), Inc.
77.	INVESCO International (Southern Africa) Limited
78.	INVESCO International Holdings Limited
79.	INVESCO International Limited
80.	INVESCO International Nominees Limited
81.	INVESCO ITALIA Societa di gestione del risparmio — S.p.A. (in liquidation 1.6.06)
82.	INVESCO Kapitalanlagegesellschaft mbH
83.	INVESCO Management GmbH
84.	INVESCO Management S.A.
85.	INVESCO National Trust Company
86.	INVESCO North American Group Limited
87.	INVESCO North American Holdings, Inc.
88.	INVESCO Pacific Group Limited

89.	Invesco Pacific Holdings Limited
90.	INVESCO Pacific Partner Ltd
91.	INVESCO Pension Trustees Limited
92.	INVESCO Pensions Limited
93.	INVESCO Powershares Capital Management Ireland Limited
94.	INVESCO Private Capital Investments, Inc.
95.	INVESCO Private Capital Verwaltung GMBH (in liquidation 25.4.07)
96.	Invesco Private Capital, Inc.
97.	INVESCO Properties Limited
98.	INVESCO Real Estate Germany LLC
99.	INVESCO Real Estate GmbH
100.	INVESCO Real Estate Limited
101.	INVESCO Real Estate s.r.o.
102.	INVESCO Realty, Inc.
103.	INVESCO Savings Scheme (Nominees) Limited
104.	Invesco Senior Secured Management, Inc.
105.	INVESCO Services OHG
106.	Invesco Taiwan Limited
107.	INVESCO Trustee Corporation Limited (to be dissolved)
108.	INVESCO UK Holdings PLC
109.	INVESCO UK Limited
110.	Investment Fund Administrators Limited
111.	IRE (China) Limited
112.	IRE (Hong Kong) Limited
113.	IRE Japan, Ltd
114.	IVZ Callco Inc. (continued into Canada Dec 21, 2006 and continued back into NS Dec 27, 2006)
115.	IVZ, Inc.
116.	James Bryant Limited
117.	Lombard Place Securities Limited (to be dissolved)
118.	PCM Properties LLC
119.	Perpetual Administration Limited (to be dissolved)
120.	Perpetual Holdings, Inc.
121.	Perpetual plc
122.	Perpetual Portfolio Management Limited
123.	Perpetual Unit Trust Management (Nominees) Limited
124.	PowerShares Capital Management LLC
125.	Sermon Lane Nominees Limited
126.	Sovereign G/.P. Holdings Inc
127.	Stein Roe Investment Counsel, Inc.
128.	V.V. Edinburgh R.W. G.P. Limited
129.	V.V. Epsom G.P. Limited
130.	V.V. General Partner Limited
131.	V.V. Glasgow (No.1) G.P. Limited
132.	V.V. Glasgow G.P. Limited
133.	V.V. Milton Keynes G.P. Limited

134.	V.V. Nominees Limited
135.	V.V. Northampton (No.2) G.P. Limited
136.	V.V. Northampton G.P. Limited
137.	V.V. Reading G.P. Limited
138.	V.V. Real Property G.P. Limited
139.	V.V. Real Property Nominees Limited
140.	V.V. Redhill G.P. Limited
141.	V.V. Slough G.P. Limited
142.	V.V. Soho G.P. Limited
143.	V.V. Stockton G.P. Limited
144.	V.V. Watford G.P. Limited
145.	VV CR 1s.r.o.
146.	VV Hungaria 1Kft.
147.	VV Immobilien Verwaltungs GmbH
148.	VV Immobilien Verwaltungs und Beteiligungs GmbH
149.	VV Poland 1 sp.z.o.o.
150.	VV USA LLC
151.	W.L. Ross & Co. (India) LLC
152.	W.L. Ross M & T, LLC
153.	W.L. Ross & Co., LLC